UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 22, 2007

Tredegar Corporation
(Exact Name of Registrant as Specified in its Charter)

Virginia	1-10258	54-1497771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Boulders Parkway Richmond, Virginia	23225
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (804) 330-1000

__________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At its February 22, 2007 meeting, the Executive Compensation Committee of the Board of Directors of Tredegar Corporation approved a grant of performance units under the 2004 Equity Incentive Plan to John D. Gottwald, President and Chief Executive Officer. The Committee established a corporate-wide 2007 financial performance target based on an economic-profit-added metric with respect to his performance units. Mr. Gottwald is eligible to receive up to 36,000 shares of Tredegar common stock. If the performance criteria for 2007 are satisfied, 50% of the shares awarded to Mr. Gottwald will vest in 2008, with the remaining 50% to vest in 2009. A copy of the form of Notice of Stock Unit Award and Stock Unit Award Terms and Conditions is attached hereto as Exhibit 10.21.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

10.21	Form of Notice of Stock Unit Award and Stock Unit Award Terms and Conditions

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREDEGAR CORPORATION

Date: February 27, 2007	By:	/s/ McAlister C. Marshall, II
McAlister C. Marshall, II
Vice President, General Counsel and Secretary

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

10.21	Form of Notice of Stock Unit Award and Stock Unit Award Terms and Conditions